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                                                                     EXHIBIT 3.4


                                    BY-LAWS
                                       OF
                                   GEOCITIES
                             A Delaware Corporation



                         Article I. General Provisions
                         -----------------------------

     Section 1.01 Principal Executive Office. The principal executive office of
                  ---------------------------
the corporation shall be located at 9401 Wilshire Boulevard, Suite 500, Beverly Hills, California 90210. The Board of Directors shall have the power to change the principal office to another location and may fix and locate one or more subsidiary offices within or without the State of Delaware.

     Section 1.02  Number of Directors.  The number of directors of the
                   -------------------
corporation shall be seven. This number may be increased only by a by-law amending this section to be adopted by the vote or written consent of holders of at least 66-2/3% of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, voting together as a single class, except as otherwise required by the Delaware General Corporation Law (the "Code"). In no event, however, shall the number of directors conflict with any of the terms or provisions with respect to the Series D Preferred Stock, as provided in the Articles of Incorporation, as amended and restated;

                      Article II. Shares and Stockholders
                      -----------------------------------

     Section 2.01  Meetings of Stockholders.
                   ------------------------

     (a) Place of Meetings.  Meetings of stockholders shall be held at any place
         -----------------
within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     (b) Annual Meetings.  An annual meeting of the stockholders of the
         ---------------
corporation shall be held on the 1st day of April of each year at 10:00 a.m. or at such other date and time as may be designated by the Board of Directors, in no case more than 15 months after the organization of the corporation or after its last annual meeting, in accordance with Section 211 of the Code. If said day falls upon a legal holiday, the annual meeting of stockholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected, and any other proper business may be transacted.

     (c) Special Meetings.  Special meetings of the stockholders may be called
         ----------------
by any two directors, the president, the holders of shares entitled to cast not less than 10% of the votes at the meeting, or any holder or holders of at least 1,500,000 shares of Series D Preferred Stock. Upon request in writing to the president, the chief financial officer or the secretary by any
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person (other than the board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

     (d) Notice of Meetings.  Notice of any stockholders' meeting shall be given
         ------------------
not less than 30 nor more than 60 days before the date of the meeting to each stockholders entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

     The notice shall also state the general nature of a proposal if the action proposed to be taken at any meeting is concerned with any of the following:

       (i)    Section 144 of the Code;

       (ii) the vote required by the stockholders of the Corporation to amend its Certificate of Incorporation and to effectuate any other fundamental changes;

       (iii) the class of effected stockholders whose vote is required to approve a corporate reorganization;

       (iv)   voluntary dissolution of the Corporation; and

       (v) in the case of a dissolution, the stockholder and board approval required to adopt a distribution plan that is not consistent with the liquidation rights of the preferred shares of the Corporation as specified in its Certificate of Incorporation, the rights of stockholders with liquidating preferences who dissent from the distribution plan, and the discretion of the Board to abandon the distribution plan under certain circumstances and the rights of the stockholders in such an event.

   Notice of a stockholders' meeting shall be given either personally or by first-class mail or telegraphic or other means of written communication, charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing of any notice executed by the

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secretary, assistant secretary or any transfer agent shall be prima facie evidence of the giving of the notice.

     (e) Adjourned Meeting and Notice Thereof.  Any meeting of stockholders may
         ------------------------------------
be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (f) Waiver Of Notice.  The transactions of any meeting of stockholders,
         ----------------
however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of subparagraph (d) of Section 2.01 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     (g) Quorum.  The presence in person or by proxy of the persons entitled to
         ------
vote a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, the Certificate of Incorporation or the by-laws of the corporation.

     The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

     Section 2.02  Action Without a Meeting.  Any action which may be taken at
                   ------------------------
any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote

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thereon were present and voted. Notwithstanding the foregoing, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, except as provided by Section
2.02 hereof.

   Where the approval of stockholders is given without a meeting by less than unanimous written consent, unless the consents of all stockholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. In the case of approval of transactions pursuant to Sections 144 or 145 of the Code, or transactions concerned with corporate reorganizations or dissolution, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval. Such notice shall be given in the same manner as notice of stockholders' meeting.

     Section 2.03  Voting of Shares.
                   ----------------

     (a) In General.  Except as otherwise provided in the Certificate of
         ----------
Incorporation and subject to subparagraph (b) hereof, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders.

     (b) Cumulative Voting.  At any election of directors, no stockholder shall
         -----------------
 be entitled to cumulate votes (i.e., cast for any one or more candidates a
                                ----
number of votes greater than the number of the stockholder's shares), unless such candidate's name or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination, and give one candidate a number of votes equal to the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit. In any election of directors, the candidates receiving the highest number of votes up to the number of directors to be elected are elected.

     (c)  Election by Ballot.  Elections for directors need not be by ballot
          ------------------
unless a stockholder demands election by ballot at the meeting and before the voting begins.

          Section 2.04  Proxies.  Every person entitled to vote for directors or
                        -------
any other matters shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and

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voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Code. In addition, a transferee of shares who has no knowledge that an irrevocable proxy has been given can revoke an irrevocable proxy, unless the existence of the proxy and its irrevocability appear on the certificate representing the shares; the fact that the transferee may have paid consideration for the shares does not matter as long as he/she did not know of the proxy.

     Section 2.05  Inspectors of Election.
                   ----------------------

     (a)  Appointment.  In advance of any meeting of stockholders the Board may
          -----------
appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of stockholders may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

     (b) Duties.  The inspectors of election shall determine the number of
         ------
shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

     Section 2.06  Record Date.  In order that the corporation may determine the
                   -----------
stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any action. If no record date is fixed:

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     (a)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

     (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

     Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation or by agreement or in the Delaware General Corporation Law.

     Section 2.07  Share Certificates.
                   ------------------

     (a) In General.  The corporation shall issue a certificate or certificates
         ----------
representing shares of its capital stock. Each certificate so issued shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     (b) Two or More Classes or Series.  If the shares of the corporation are
         -----------------------------
classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

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       (1)    A statement of the rights, preferences, privileges, and
restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued and upon the holders thereof; or

       (2) A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Certificate of Incorporation and any certificates of determination establishing same; or

       (3) A statement setting forth the office or agency of the corporation from which stockholders may obtain upon request and without charge, a copy of the statement mentioned in subparagraph (1).

     (c) Special Restrictions.  There shall also appear on the certificate
         --------------------
(unless stated or summarized under subparagraph (1) or (2) of subparagraph (b) above) the statements required by all of the following clauses to the extent applicable:

       (1)   The fact that the shares are subject to restrictions upon transfer;

       (2)   If the shares are assessable, a statement that they are assessable;

       (3) If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon;

       (4) The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation;

       (5)   The fact that the shares are redeemable; and

       (6) The fact that the shares are convertible and the period for conversion.

     Section 2.08  Transfer of Certificates.  Where a certificate for shares is
                   ------------------------
presented to the corporation or its transfer cleric or transfer agent with a request to register a transfer of shares, the corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if:

   (a)  the security is endorsed by the appropriate person or persons;

   (b) reasonable assurance is given that those endorsements are genuine and effective;

   (c) the corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims;

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   (d)  any applicable law relating to the collection of taxes has been complied with; and

   (e)  the transfer is not in violation of any federal or state securities law.

   Section 2.09  Lost Certificates.  Where a certificate has been lost,
                 -----------------
destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original if the owner:

   (a) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser;

   (b) files with the corporation a sufficient indemnity bond, if so requested by the Board of Directors; and

   (c) satisfies any other reasonable requirements as may be imposed by the Board.

     Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in the judgment in an action brought under Section 168(b) of the Delaware General Corporation Law.

                             Article III. Directors
                             ----------------------

     Section 3.01  Powers.  Subject to the provisions of the Delaware General
                   ------
Corporation Law and the Certificate of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

     Section 3.02  Committees of the Board.  The Board may, by resolution
                   -----------------------
adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

     (a) The approval of any action which also requires, under the Delaware General Corporation Law, stockholders' approval or approval of the outstanding shares;

     (b)  The filling of vacancies on the Board or in any committee;

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     (c)  The fixing of compensation of the directors for serving on the Board on any committee;

     (d)  The amendment or repeal of by-laws or the adoption of new by-laws;

     (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

     (f) A distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; and

     (g) The appointment of other committees of the Board or the members thereof.

     Section 3.03  Election and Term of Office.  The directors shall be elected
                   ---------------------------
at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected and qualified.

     Section 3.04  Vacancies.  Except for a vacancy created by the removal of a
                   ---------
director, vacancies in the Board of Directors may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term for which elected and until his successor is elected and qualified. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

     The Board of Directors shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony.

     Section 3.05  Removal.  Any or all of the directors may be removed without
                   -------
cause if such removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

     Section 3.06  Resignation.  Any director may resign effective upon giving
                   -----------
written notice to the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

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   Section 3.07  Meetings of the Board of Directors.
                 ----------------------------------

   (a)    Regular Meetings.  Regular meetings of the Board of Directors shall be
          ----------------
held at such time and place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board or in these by-laws. Such regular meetings may be held without notice.

   (b)    Annual Meeting.  Immediately following each annual meeting of
          --------------
stockholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

   (c)    Special Meetings.  Special meetings of the Board of Directors for any
          ----------------
purpose or purposes shall be called at any time by the chairman of the board, any two directors, the president, any vice president, the secretary, or any holder or holders of at least 1,500,000 shares of Series D Preferred Stock. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

     (d)    Notice of Adjournment.  A majority of the directors present, whether
            ---------------------
or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

     (e)  Place of Meeting.  Meetings of the Board may be held at any place
          ----------------
within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the Board.

     (f) Presence by Conference Telephone Call.  Members of the Board may
         -------------------------------------
participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

     (g) Quorum.  A majority of the authorized number of directors constitutes a
         ------
quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact

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business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     (h)  Waiver of Notice.  The transactions of any meeting of the Board of
          ----------------
Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding a meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 3.08  Action Without Meeting.  Any action required or permitted to
                   ----------------------
be taken by the Board of Directors, may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                              Article IV. Officers
                              --------------------

     Section 4.01  Officers.  The officers of the corporation shall consist of a
                   --------
president, a vice president, a secretary, a chief financial officer, and such additional officers as may be elected or appointed in accordance with Section
4.03 of these by-laws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

     Section 4.02  Elections.  All officers of the corporation, except such
                   ---------
officers as may be otherwise appointed in accordance with Section 4.03, shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or be removed or is otherwise disqualified to serve, or until his successor is chosen and qualified.

     Section 4.03  Other Officers.  The Board of Directors may appoint one or
                   --------------
more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

     Section 4.04  Removal.  Any officer may be removed, either with or without
                   -------
cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Section 4.05  Resignation.  Any officer may resign at any time by giving
                   -----------
written notice to the Board of Directors or to the president, or to the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a

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party.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.06  Vacancies.  A vacancy in any office because of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these by-laws for regular appointments to such office.

     Section 4.07  Chairman of the Board.  The chairman of the board, if there
                   ---------------------
shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 4.08 below.

     Section 4.08  President.  Subject to such supervisory powers, if any, as
                   ---------
may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

     Section 4.09  Vice President.  In the absence of the president or in the
                   --------------
event of the president's inability or refusal to act, the vice president, if any, or in the event there be more than one vice president, the vice presidents in order of their election, shall perform the duties of the president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the Board of Directors.

     Section 4.10  Secretary.  The secretary shall keep or cause to be kept the
                   ---------
minutes of proceedings and records of stockholders, as provided for and in accordance with Section 5.01(a) of these by-laws.

     The secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors required by these by-laws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

     Section 4.11  Chief Financial Officer.  The chief financial officer shall
                   -----------------------
have general supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws. In the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer as hereinafter set forth and shall be authorized and empowered to sign as treasurer in any case where such officer's signature is required.

     Section 4.12  Treasurer.  The treasurer shall keep or cause to be kept the
                   ---------
books and records of account as provided for and in accordance with Section 5.01(a) of these by-laws. The books of account shall at all reasonable times be open to inspection by any director.

     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws. In the absence of a named chief financial officer, the treasurer shall be deemed to be the chief financial officer and shall have the powers and duties of such office as hereinabove set forth.

                            Article V. Miscellaneous
                            ------------------------

     Section 5.01  Records and Reports.
                   -------------------

     (a)  Books of Account and Proceedings.  The corporation shall keep adequate
          --------------------------------
and correct books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

     (b)  Annual Report.  An annual report under referred to under the Delaware
          -------------
General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the stockholders of the corporation as they consider appropriate.

     (c)  Stockholder Requests for Financial Reports.  Any stockholder or
          ------------------------------------------
stockholders holding at least five percent of the outstanding shares of any class of this corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to stockholders, the statements required by Delaware General Corporation Law for such annual report for the last fiscal year. The statement shall be delivered or mailed to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any stockholder demanding an examination of them or a copy shall be mailed to such stockholder upon demand. The corporation shall, upon the written consent of any stockholder, mail to the stockholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period.

     Section 5.02  Rights of Inspection.
                   --------------------

     (a)  By Stockholders.
          ---------------

          (1) Record of Stockholders.  Any stockholder or stockholders holding
               ----------------------
at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least 1% of such voting shares and have filed a
Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following: (i) inspect and copy the record of stockholders' names and addresses and stockholders during usual business hours upon five business days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the stockholder by the transfer agent upon request), a list of the stockholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the stockholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after demand is received or the date specified therein as the date as of which the list is to be compiled.

     The record of stockholders shall also be open to inspection and copying by any stockholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a stockholder or holder of a voting trust certificate.

     (2)  Corporate Records.  The accounting books and records and minutes of
          ------------------
proceedings of the stockholders and the Board and committees of the board shall be open to inspection upon the written demand on the corporation of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a stockholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of any subsidiary of the corporation.

       (3)   By-laws.  The corporation shall keep at its principal executive
             -------
office in this state, the original or a copy of its by-laws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

     (b)  By Directors.  Every director shall have the absolute right at any
          ------------
reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

     Section 5.03  Checks, Drafts, Etc.  All checks, drafts or other orders for
                   --------------------
payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 5.04  Authority to Execute Contracts.  The Board of Directors may
                   ------------------------------
authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     Section 5.05  Representation of Shares of Other Corporations.  The chairman
                   ----------------------------------------------
of the board, if any, president or any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officers.

     Section 5.06  Indemnification and Insurance.
                   -----------------------------

   (a) For the purposes of this Section 5.06, "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under subparagraph (d) or (e)(4) of this
Section 5.06.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     (c) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its stockholders. No indemnification shall be made under this subparagraph for any of the following:

          (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its stockholders, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

          (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

          (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     (d) To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in subparagraph (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     (e) Except as provided in subparagraph (d) above, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subparagraph (b) or (c), by any of the following:

          (1) A majority vote of quorum consisting of directors who are not parties to such proceeding;

          (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

          (3) Approval of the stockholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          (4) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

     The burden of proof shall be on the corporation to establish, by a preponderance of the evidence, that the relevant standards of conduct set forth in subparagraphs (b) and (c) have not been met.

     (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

     (g) The indemnification authorized by this Section 5.06 shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its stockholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to
Section 109 of the Delaware General Corporation Law. The indemnification provided by this Section 5.06 for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its stockholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification in excess of that otherwise permitted by Section 145 of the Code or to the fullest extent permissible under Delaware law or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its stockholders as referred to in, and with the limitations required by, Section 109 of the Delaware General Corporation law and a provision for additional indemnification as referred to in the second sentence of this subdivision (g). The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section 5.06 shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

     (h) No indemnification or advance shall be made under this Section 5.06, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

          (1) That it would be inconsistent with a provision of the articles, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     (i) The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

          (1) If the articles authorize indemnification in excess of that authorized in this Section 5.06 and the insurance provided by this subdivision
(i) is limited as indemnification is required to be limited by Section 109 of the Delaware General Corporation Law; or

          (2) (A) The company issuing the insurance policy is organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization;

          (B) The company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy; and

          (C) The policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

     (j) This Section 5.06 does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in subparagraph (a) above of the employer corporation. The corporation shall have the power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by Section 122(15) of the

Delaware General Corporation Law. Any repeal or modification of the preceding sentence of this subparagraph (j) shall not adversely affect any right or provision hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 5.07  Employee Stock Purchase Plans.  The corporation may adopt and
                   -----------------------------
carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

     A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of the Delaware General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan.

     Section 5.08  Construction and Definitions.  Unless the context otherwise
                   ----------------------------
requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these by-laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                             Article VI. Amendments
                             ----------------------

     Section 6.01  Power of Stockholders.  New by-laws may be adopted or these
                   ---------------------
by-laws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the corporation or by the written consent of such stockholders, except as otherwise provided by law, by the Certificate of Incorporation, or by any other provisions of these by-laws.

   Section 6.02  Power of Directors.  Subject to the right of stockholders as
                 ------------------
provided in Section 6.01 to adopt, amend or repeal by-laws, any by-law may be adopted, amended or repealed by the Board of Directors other than a by-law or amendment thereof changing the authorized number of directors, if such number is fixed, or the maximum-minimum limits thereof, if an indefinite number.